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                                                            EXHIBIT NUMBER 3.1.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             THE MAXIM GROUP, INC.

         The Maxim Group, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST, that at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted which proposed certain amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing that said amendments be considered at the next annual meeting of the stockholders of the Corporation.

         SECOND, that thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of said amendments.

         THIRD, that said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH, that the capital of the Corporation shall not be reduced under or by reason of said amendments.

         FIFTH, that in accordance therewith, the Certificate of Incorporation of the Corporation is hereby amended as follows:

                                       1.

         Article IV of the Certificate of Incorporation of the Corporation shall be amended by deleting the first two paragraphs thereof in their entirety and replacing them as follows:

                 "The Corporation shall have authority to issue 26,000,000 shares of capital stock, which shall be divided into classes and shall have the following designations, preferences, limitations and relative rights:

                  A. Common Stock. One class shall consist of 25,000,000 shares of common stock having a par value of $.001 per share, designated "Common Stock." Subject to the rights of the holders of Preferred Stock, the holders of Common Stock shall be entitled to elect all of the members of the Board of Directors of the Corporation, and such holders shall be entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Corporation."

                                       2.

         The Certificate of Incorporation of the Corporation shall be amended by adding thereto a new Article, to be designated as Article XI, as follows:

                                      "XI.

                  (a) Number, Election and Terms. The business and affairs of the Corporation shall be managed by or under the direction of a board of directors which,



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         except as otherwise fixed by or pursuant to the provisions of Article
         IV hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, shall consist of not less than three (3) nor more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors. At the annual meeting of stockholders of the Corporation held in 1996, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class of directors to expire at the annual meeting of stockholders of the Corporation to be held in 1997, the term of office of the second class of directors to expire at the annual meeting of stockholders of the Corporation to be held in 1998, and the term of office of the third class of directors to expire at the annual meeting of stockholders of the Corporation to be held in 1999. At each annual meeting of the stockholders of the Corporation following such initial classification and election, and except as otherwise so fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders of the Corporation after their election.

                  (b) Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies occurring in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum of the board of directors, or by the sole remaining director. A director so chosen shall hold office until the annual meeting of stockholders of the Corporation at which the term of the class of directors for which he has been chosen expires. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

                  (c) Continuances in Office. Notwithstanding the foregoing provisions of this Article XI, any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualify.

                  (d) Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

                  (e) Amendment, Repeal, Etc. Notwithstanding any other provisions of this Certificate or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate or the By-laws of the Corporation), the affirmative vote of the holders of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the


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         election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate inconsistent with, this Article XI. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director."

                                       3.

         The Certificate of Incorporation of the Corporation shall be amended by adding thereto a new Article, to be designated as Article XII, as follows:

                                     "XII.

                  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer or the board of directors pursuant to a resolution approved by a majority of the entire board of directors, upon not less than ten nor more than sixty days' written notice. Notwithstanding any other provisions of this Certificate or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate or the By-laws of the Corporation), the affirmative vote of the holders of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of the capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provision as part of this Certificate inconsistent with, this Article XII. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director. 4.

         The Certificate of Incorporation of the Corporation shall be amended by adding thereto a new Article, to be designated as Article XIII, as follows:

                                     "XIII.

                  (a) Amendment of By-Laws by Board of Directors. Except as otherwise provided in this Certificate or by applicable law, the board of directors, pursuant to the terms of this Article XIII, may amend or repeal any provision of the By-Laws of the Corporation or adopt any new By-Law, unless the shareholders have adopted, amended or repealed a particular By-Law provision and, in doing so, have expressly reserved to the shareholders the right of amendment or repeal therefor. The board of directors may adopt, amend, alter or repeal the By-Laws of the Corporation only by the vote of a majority of the entire Board.

                  (b) Supermajority Required for Amendment by Shareholders. The stockholders of the Corporation have the right, in accordance with the voting requirements set forth in this Article XIII(b), to amend or repeal any provision of the By-Laws of the Corporation, or to adopt new By-Law provisions, even though such provisions may also be adopted, amended or repealed by the Board. Except as may otherwise specifically be required by law, the affirmative vote of the holders of not



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         less than seventy-five percent  (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required for the stockholders to adopt, amend, alter or repeal any provision of the By-Laws of the Corporation.

                  (c) Amendment, Repeal, Etc. Notwithstanding any other provisions of this Certificate or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate or the By-laws of the Corporation), the affirmative vote of the holders of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate inconsistent with, this Article XIII. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.


         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officers this 29th day of August, 1996.



                                        THE MAXIM GROUP, INC.

                                        By: /s/ A.J. Nassar
                                            --------------------------
                                            A.J. Nassar
                                                     President
[Corporate Seal]




Attest:

/s/ H. Gene Harper
---------------------------
H. Gene Harper
Secretary



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